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                                                                      EXHIBIT 21


                     LIST OF SUBSIDIARIES OF THE REGISTRANT


         Below is a list of the direct and indirect subsidiaries of Claire's Stores, Inc., a Florida corporation, and the corresponding jurisdictions of organization.

NAME OF ENTITY                                     JURISDICTION OF ORGANIZATION
--------------                                     ----------------------------

Afterthoughts Merchandising Corp.                  Delaware
BMS Distributing Corp.                             Delaware
CBI Distributing Corp                              Delaware
Claire's Austria GmbH                              Austria
Claire's Boutiques, Inc.                           Delaware
Claire's Canada Corp.                              Delaware
Claire's France S.A.S.                             France
Claire's Germany GmbH                              Germany
Claire's Holding GmbH                              Switzerland
Claire's International Europe                      Switzerland
Claire's Nippon, Ltd.                              Japan
Claire's Puerto Rico Corp.                         Delaware
Claire's Stores Canada Corp.                       Canada
Claire's Switzerland GmbH                          Switzerland
Claires Accessories UK, Ltd.                       United Kingdom
Claire's Accessories UK, Ltd. French Branch        France
Claire's Accessories UK, Ltd. Irish Branch         Ireland
CSC Limited Partnership                            Alberta
CSI Luxembourg S.a.r.l.                            Luxembourg
CSI Luxumbourg S.a.r.l. Swiss Branch               Switzerland
Femina Hgmbh Co Kg                                 Austria
Femina Hgmbh                                       Austria
RSI International, Ltd.                            Hong Kong
Sassy Doo!, Inc.                                   Delaware
Sharp of Florida                                   New York